Press Release For immediate release Brandon Burke, Investor Relations Graham Galt, Media Relations 404-439-3468 404-439-3070

Invesco Reports Results for the Three Months Ended June 30, 2017
Continued strong, long-term investment performance
Operating margin of 25.4%; adjusted operating margin of 39.3%
Operating income of $318.9 million, 5.8% growth from prior year
Adjusted operating income $356.5 million, 7.9% growth from prior year
Progressing toward close of Source acquisition

Atlanta, July 27, 2017 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2017.

“Our focus on delivering the outcomes clients seek by providing strong, long-term investment performance helped us achieve an adjusted operating margin of 39.3% during the second quarter,” said Martin L. Flanagan, president and CEO of Invesco.

As previously announced, Invesco has entered into a definitive agreement to acquire Source, a leading, independent specialist provider of exchange-traded funds (ETFs) based in Europe.  The acquisition brings additional talent and a broad array of ETFs that further expand the depth and breadth of Invesco’s active, passive and alternative capabilities and expertise, enhancing the firm’s ability to help clients achieve their investment objectives.  The transaction will be financed with available cash.

“We’re making good progress in our efforts to ensure a smooth transition for clients, employees and the business with our planned acquisition of Source,” added Mr. Flanagan.  “We remain on track to close the transaction by the end of the third quarter, at which point we will focus on delivering the full range of benefits of the combined business to the European marketplace.”

	Q2-17		Q1-17		Q2-17 vs. Q1-17	Q2-16		Q2-17 vs. Q2-16

U.S. GAAP Financial Measures
Operating revenues	$1,254.4	m	$1,192.6	m	5.2%	$1,189.4	m	5.5%
Operating income	$318.9	m	$258.6	m	23.3%	$301.5	m	5.8%
Operating margin	25.4%		21.7%			25.3%
Net income attributable to Invesco Ltd.	$239.6	m	$212.0	m	13.0%	$225.5	m	6.3%
Diluted EPS	$0.58		$0.52		11.5%	$0.54		7.4%

Adjusted Financial Measures(1)
Net revenues	$906.3	m	$867.1	m	4.5%	$856.6	m	5.8%
Adjusted operating income	$356.5	m	$327.1	m	9.0%	$330.4	m	7.9%
Adjusted operating margin	39.3%		37.7%			38.6%
Adjusted net income attributable to Invesco Ltd.	$264.5	m	$250.5	m	5.6%	$233.0	m	13.5%
Adjusted diluted EPS	$0.64		$0.61		4.9%	$0.56		14.3%

Assets Under Management
Ending AUM	$858.3	bn	$834.8	bn	2.8%	$779.6	bn	10.1%
Average AUM	$849.2	bn	$829.8	bn	2.3%	$784.5	bn	8.2%
(1) The adjusted financial measures are all non-GAAP financial measures. See the information on pages 8 through 10 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at June 30, 2017, were $858.3 billion (March 31, 2017: $834.8 billion), an increase of $23.5 billion during the second quarter. Long-term net outflows were $0.6 billion and total net inflows were $2.4 billion for the second quarter. The net outflows are largely attributable to a slowdown of sales in Asia and heightened redemptions in Stable Value, as clients moved toward more active capabilities.

Summary of net flows (in billions)	Q2-17	Q1-17	Q2-16
Active	($0.2)	($0.5)	$—
Passive	(0.4)	2.3	4.5
Long-term net flows	(0.6)	1.8	4.5
Invesco PowerShares QQQ	0.2	1.0	(3.8)
Institutional money market	2.8	(8.1)	2.0
Total net flows	$2.4	($5.3)	$2.7

Annualized long-term organic growth rate*	(0.3%)	1.0%	2.6%

*Annualized long-term organic growth rate is calculated using long-term net flows (annualized) divided by opening long-term AUM for the period. Long-term AUM excludes institutional money market AUM and Invesco PowerShares QQQ AUM.

Net market gains led to increases of $13.0 billion in AUM during the second quarter, compared to net market gains of $23.1 billion in the first quarter. Foreign exchange rate movements led to an $8.1 billion increase in AUM during the second quarter, compared to a $4.1 billion increase in the first quarter. Average AUM during the second quarter were $849.2 billion, compared to $829.8 billion for the first quarter, an increase of 2.3%. Further analysis is included in the supplementary schedules to this release.

Operating Results

This section discusses the company's second quarter results, as compared to the first quarter, and comments on significant items that have impacted the company's results as presented in accordance with U.S. GAAP.

Operating revenues increased $61.8 million (5.2%) to $1,254.4 million in the second quarter, from $1,192.6 million in the first quarter. Foreign exchange rate changes increased second quarter operating revenues by $10.3 million compared to the first quarter.

Investment management fees increased $55.2 million (5.8%) to $1,010.4 million in the second quarter, from $955.2 million in the first quarter. The increase reflects higher average AUM and an additional day during the second quarter.

Service and distribution fees increased $4.9 million (2.4%) to $211.3 million in the second quarter, from $206.4 million in the first quarter.

Performance fees were $16.7 million in the second quarter, compared to $11.3 million in the first quarter. Performance fees recorded in the second quarter were primarily generated by our U.K., private equity and Asia-Pacific investment teams.

Other revenues decreased by $3.7 million (18.8%) to $16.0 million in the second quarter, compared to $19.7 million in the first quarter, primarily due to decreased real estate transaction fees, UIT revenues and other front end fees.

Operating expenses increased $1.5 million (0.2%) to $935.5 million in the second quarter, from $934.0 million in the first quarter. Business optimization charges were $12.0 million in the second quarter, compared to $24.7 million in the first quarter. Total costs of these initiatives at completion are estimated to be approximately $133 million, of which $31 million remains to be incurred through 2018. As of the end of the second quarter, this initiative has produced annualized run-rate expense savings of $31 million, and by completion in 2018, the annualized run-rate savings is expected to be up to $50 million. Foreign exchange rate changes increased second quarter operating expenses by $5.6 million when compared to the first quarter.

Third-party distribution, service and advisory expenses increased by $16.6 million (4.8%) to $365.9 million in the second quarter from $349.3 million in the first quarter, consistent with the increased revenues derived from the related AUM and the additional day in the quarter. Foreign exchange rate changes increased second quarter third-party distribution, service and advisory expenses by $1.2 million when compared to the first quarter.

Employee compensation expenses decreased by $31.2 million (7.9%) to $365.6 million in the second quarter, from $396.8 million in the first quarter. The decrease in the second quarter results from the seasonal increase in payroll tax and employee benefit costs as well as the expense of $18.3 million for multiple senior executive retirements in the first quarter. Additionally, in the second quarter, staff severance costs related to business optimization were $3.9 million compared to $15.7 million in the first quarter. These decreases were partially offset by an increase in variable and other compensation costs in the second quarter. Foreign exchange rate changes increased second quarter employee compensation expenses by $2.5 million when compared to the first quarter.

Marketing expenses increased by $4.7 million (19.3%) to $29.1 million in the second quarter, from $24.4 million in the first quarter, reflecting an increase in advertising and client events. Foreign exchange rate changes increased second quarter marketing expenses by $0.3 million when compared to the first quarter.

Property, office and technology expenses increased $3.5 million (4.1%) to $89.0 million in the second quarter, from $85.5 million in the first quarter, reflecting increases in outsourced administration and software costs. Foreign exchange rate changes increased second quarter property, office and technology expenses by $0.7 million when compared to the first quarter.

General and administrative expenses increased $7.9 million (10.1%) to $85.9 million in the second quarter, from $78.0 million in the first quarter reflecting Source acquisition-related costs of $3.3 million and increased costs associated with regulatory compliance. Foreign exchange rate changes increased second quarter general and administrative expenses by $0.9 million when compared to the first quarter.

Equity in earnings of unconsolidated affiliates decreased $7.2 million to $10.5 million in the second quarter from $17.7 million in the first quarter primarily from decreases in earnings from our real estate partnerships, offset by higher earnings from our China joint venture. Non-operating other income and expenses in the second quarter also included a $32.3 million net gain comprised of market-driven gains and losses of investments held by consolidated investment products (CIP) and net interest income of CIP (first quarter: $28.5 million gain).

Other gains and losses, net was a gain in the second quarter of $2.5 million compared to a gain of $6.2 million in the first quarter. The components and variances are included in the table below:

Summary of Other gains and losses, net (in millions)	Q2-17	Q1-17	Change
Investment gains/(losses)	$5.4	$4.6	$0.8
Market valuation gains/(losses) in deferred compensation plan investments	4.9	10.0	(5.1)
Market valuation gains/(losses) on acquisition-related contingent consideration	1.3	0.5	0.8
Market valuation gains/(losses) on foreign exchange hedge contracts	(9.2)	(8.2)	(1.0)
Foreign exchange gains/(losses) on intercompany loans	0.1	(0.7)	0.8
	$2.5	$6.2	($3.7)

The foreign exchange hedge contract gains and losses reflect the mark to market of all the open put option contracts.

The effective tax rate increased to 27.1% for the second quarter, from 26.1% for the first quarter. The impact of the inclusion of non-controlling interests in CIP decreased our effective tax rate by 0.8% for the second quarter, compared to a decrease of 0.2% for the first quarter. Second quarter included a 0.3% rate decrease and first quarter included a 0.4% rate decrease related to excess tax benefits on share based compensation for vestings of our annual share awards. The remaining rate increase for second quarter resulted from changes in our profit mix and a decrease in expenses related to the retirement costs and business optimization costs discussed above as compared to first quarter.

Capital Management

As of June 30, 2017, the company's cash and cash equivalents were $1,646.1 million, with long-term debt of $2,074.8 million. The credit facility balance was zero at June 30, 2017 ($19.4 million at March 31, 2017).

Dividends paid in the second quarter were $118.9 million. Today the company is announcing a second-quarter cash dividend of 29.0 cents. The dividend is payable on September 1, 2017, to shareholders of record at the close of business on August 17, 2017, with an ex-dividend date of August 15, 2017.

Due to the upcoming acquisition of Source, the company has not repurchased common shares during 2017.

Headcount

As of June 30, 2017, the company had 6,888 employees, compared to 6,847 employees as of March 31, 2017.

# # #

Invesco is an independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. NYSE: IVZ; www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, July 27, 2017, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers. An audio replay of the conference call will be available until Thursday, August 10, 2017 at 5:00 p.m. ET by calling 1-800-443-1219 for U.S. and Canadian callers or 1-203-369-1095 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and their potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-17	Q1-17	% Change	Q2-16	% Change
Operating revenues:
Investment management fees	$1,010.4	$955.2	5.8%	$946.7	6.7%
Service and distribution fees	211.3	206.4	2.4%	203.4	3.9%
Performance fees	16.7	11.3	47.8%	8.9	87.6%
Other	16.0	19.7	(18.8)%	30.4	(47.4)%
Total operating revenues	1,254.4	1,192.6	5.2%	1,189.4	5.5%
Operating expenses:
Third-party distribution, service and advisory	365.9	349.3	4.8%	348.4	5.0%
Employee compensation	365.6	396.8	(7.9)%	350.3	4.4%
Marketing	29.1	24.4	19.3%	28.3	2.8%
Property, office and technology	89.0	85.5	4.1%	82.3	8.1%
General and administrative	85.9	78.0	10.1%	78.6	9.3%
Total operating expenses	935.5	934.0	0.2%	887.9	5.4%
Operating income	318.9	258.6	23.3%	301.5	5.8%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	10.5	17.7	(40.7)%	4.6	128.3%
Interest and dividend income	1.6	2.9	(44.8)%	2.5	(36.0)%
Interest expense	(23.6)	(24.0)	(1.7)%	(22.1)	6.8%
Other gains and losses, net	2.5	6.2	(59.7)%	(4.2)	N/A
Other income/(expense) of CIP, net	32.3	28.5	13.3%	37.9	(14.8)%
Income before income taxes	342.2	289.9	18.0%	320.2	6.9%
Income tax provision	(92.6)	(75.7)	22.3%	(83.7)	10.6%
Net income	249.6	214.2	16.5%	236.5	5.5%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(10.0)	(2.2)	354.5%	(11.0)	(9.1)%
Net income attributable to Invesco Ltd.	$239.6	$212.0	13.0%	$225.5	6.3%
Earnings per share:
---basic	$0.58	$0.52	11.5%	$0.54	7.4%
---diluted	$0.58	$0.52	11.5%	$0.54	7.4%

Average shares outstanding:
---basic	409.9	407.7	0.5%	418.9	(2.1)%
---diluted	410.3	408.0	0.6%	419.1	(2.1)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Six months ended June 30,
Operating revenues:	2017	2016	% Change
Investment management fees	$1,965.6	$1,860.3	5.7%
Service and distribution fees	417.7	401.1	4.1%
Performance fees	28.0	23.4	19.7%
Other	35.7	53.3	(33.0)%
Total operating revenues	2,447.0	2,338.1	4.7%
Operating expenses:
Third-party distribution, service and advisory	715.2	695.6	2.8%
Employee compensation	762.4	694.7	9.7%
Marketing	53.5	53.2	0.6%
Property, office and technology	174.5	162.2	7.6%
General and administrative	163.9	156.5	4.7%
Total operating expenses	1,869.5	1,762.2	6.1%
Operating income	577.5	575.9	0.3%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	28.2	(7.6)	N/A
Interest and dividend income	4.5	6.1	(26.2)%
Interest expense	(47.6)	(46.0)	3.5%
Other gains and losses, net	8.7	(8.9)	N/A
Other income/(expense) of CIP, net	60.8	30.4	100.0%
Income before income taxes	632.1	549.9	14.9%
Income tax provision	(168.3)	(155.6)	8.2%
Net income	463.8	394.3	17.6%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(12.2)	(7.8)	56.4%
Net income attributable to Invesco Ltd.	$451.6	$386.5	16.8%
Earnings per share:
---basic	$1.10	$0.92	19.6%
---diluted	$1.10	$0.92	19.6%

Average shares outstanding:
---basic	408.8	418.8	(2.4)%
---diluted	409.2	419.1	(2.4)%

Invesco Ltd.
Non-GAAP Information and Reconciliations

We are presenting the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe these non-GAAP measures provide greater transparency into our business on an ongoing operations basis and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business and for internal management reporting. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The following are reconciliations between the presented non-GAAP measures and the most directly comparable U.S. GAAP measures. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company' non-GAAP performance measures. In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments.

Reconciliation of Operating revenues to Net revenues:

in millions	Q2-17	Q1-17	Q2-16
Operating revenues, U.S. GAAP basis	1,254.4	1,192.6	1,189.4
Proportional share of revenues, net of third-party distribution, service and advisory expenses, from joint venture investments	11.5	10.6	10.5
Third party distribution, service and advisory expenses	(365.9)	(349.3)	(348.4)
CIP	6.3	13.2	5.1
Net revenues	906.3	867.1	856.6

Reconciliation of Operating income to Adjusted operating income:

in millions	Q2-17	Q1-17	Q2-16
Operating income, U.S. GAAP basis	318.9	258.6	301.5
Proportional share of net operating income from joint venture investments	5.3	1.3	4.2
CIP	8.5	12.0	13.0
Business combinations	8.4	5.1	4.5
Compensation expense related to market valuation changes in deferred compensation plans	3.4	5.7	1.8
Business optimization expenses	12.0	24.7	10.3
Senior executive retirement and related costs	—	19.7	—
Regulatory-related credit	—	—	(4.9)
Adjusted operating income	356.5	327.1	330.4

Operating margin (1)	25.4%	21.7%	25.3%
Adjusted operating margin (2)	39.3%	37.7%	38.6%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q2-17	Q1-17	Q2-16
Net income attributable to Invesco Ltd., U.S. GAAP basis	239.6	212.0	225.5
CIP	2.9	(5.7)	(8.0)
Business combinations:
Changes in the fair value of contingent consideration	(1.2)	(0.5)	15.1
Other business combination-related adjustments	8.4	5.1	4.5
Deferred compensation plan market valuation changes and dividend income less compensation expense	(1.7)	(4.5)	(2.0)
Business optimization expenses	12.0	24.7	10.3
Senior executive retirement and related costs	—	19.7	—
Regulatory-related credit	—	—	(4.9)
Foreign exchange hedge	7.1	13.9	(8.4)
Taxation:
Taxation on business combinations	3.7	4.1	(1.7)
Taxation on deferred compensation plan market valuation changes and dividend income less compensation expense	0.6	1.6	0.7
Taxation on business optimization charges	(4.2)	(8.7)	(3.2)
Taxation on senior executive retirement and related costs	—	(5.9)	—
Taxation on regulatory-related credit	—	—	1.9
Taxation on foreign exchange hedge	(2.7)	(5.3)	3.2
Adjusted net income attributable to Invesco Ltd. (3)	264.5	250.5	233.0

Average shares outstanding - diluted	410.3	408.0	419.1
Diluted EPS	$0.58	$0.52	$0.54
Adjusted diluted EPS (4)	$0.64	$0.61	$0.56
____________

(1)	Operating margin is equal to operating income divided by operating revenues.

(2)	Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(3)
The effective tax rate on adjusted net income attributable to Invesco Ltd. is 26.7% (first quarter: 26.6%; second quarter 2016: 26.5%). 2017 includes a 0.3% rate decrease related to excess tax benefits on share based compensation for vestings of our annual share awards (first quarter: 0.4% decrease).

(4)
Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted shares outstanding. There is no difference between the calculated earnings per share amounts presented above and the calculated earnings per share amounts under the two class method.

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q2-17	Q1-17	Q2-16
Operating expenses, U.S. GAAP basis	935.5	934.0	887.9
Proportional share of revenues, net of third-party distribution expenses, from joint venture investments	6.2	9.3	6.3
Third party distribution, service and advisory expenses	(365.9)	(349.3)	(348.4)
CIP	(2.2)	1.2	(7.9)
Business combinations	(8.4)	(5.1)	(4.5)
Compensation expense related to market valuation changes in deferred compensation plans	(3.4)	(5.7)	(1.8)
Business optimization	(12.0)	(24.7)	(10.3)
Senior executive retirement and related costs	—	(19.7)	—
Regulatory-related credit	—	—	4.9
Adjusted operating expenses	549.8	540.0	526.2

Employee compensation, U.S. GAAP basis	365.6	396.8	350.3
Proportional consolidation of joint ventures	3.9	5.1	4.1
Business combinations	(1.6)	(1.1)	(0.3)
Market appreciation/depreciation of deferred compensation awards	(3.4)	(5.7)	(1.8)
Business optimization	(3.9)	(15.7)	(4.4)
Senior executive retirement and related costs	—	(18.3)	—
Adjusted employee compensation	360.6	361.1	347.9

Marketing, U.S. GAAP basis	29.1	24.4	28.3
Proportional consolidation of joint ventures	0.6	0.6	0.7
Adjusted marketing	29.7	25.0	29.0

Property, office and technology, U.S. GAAP basis	89.0	85.5	82.3
Proportional consolidation of joint ventures	0.9	0.9	0.9
Business optimization	(1.2)	(0.8)	(0.4)
Adjusted property, office and technology	88.7	85.6	82.8

General and administrative, U.S. GAAP basis	85.9	78.0	78.6
Proportional consolidation of joint ventures	0.8	2.7	0.6
Business combinations	(6.8)	(4.0)	(4.2)
CIP	(2.2)	1.2	(7.9)
Business optimization	(6.9)	(8.2)	(5.5)
Senior executive retirement and related costs	—	(1.4)	—
Regulatory-related credit	—	—	4.9
Adjusted general and administrative	70.8	68.3	66.5

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q2-17		Q1-17		% Change	Q2-16
Beginning Assets	$834.8		$812.9		2.7%	$771.5
Long-term inflows	42.3		49.1		(13.8)%	45.8
Long-term outflows	(42.9)		(47.3)		(9.3)%	(41.3)
Long-term net flows	(0.6)		1.8		N/A	4.5
Net flows in Invesco PowerShares QQQ fund	0.2		1.0		(80.0)%	(3.8)
Net flows in institutional money market funds	2.8		(8.1)		N/A	2.0
Total net flows	2.4		(5.3)		N/A	2.7
Market gains and losses/reinvestment	13.0		23.1		(43.7)%	10.7
Acquisitions/dispositions, net	—		—		N/A	2.4
Foreign currency translation	8.1		4.1		97.6%	(7.7)
Ending Assets	$858.3		$834.8		2.8%	$779.6

Average long-term AUM	$730.9		$716.3		2.0%	$681.8
Average AUM	$849.2		$829.8		2.3%	$784.5

Gross revenue yield on AUM(a)	59.7	bps	58.1	bps		61.3	bps
Gross revenue yield on AUM before performance fees(a)	58.9	bps	57.5	bps		60.9	bps
Net revenue yield on AUM(b)	42.7	bps	41.8	bps		43.7	bps
Net revenue yield on AUM before performance fees(b)	41.8	bps	40.9	bps		43.2	bps

(in billions)	Total AUM	Active(e)	Passive(e)
March 31, 2017	$834.8	$680.5	$154.3
Long-term inflows	42.3	33.7	8.6
Long-term outflows	(42.9)	(33.9)	(9.0)
Long-term net flows	(0.6)	(0.2)	(0.4)
Net flows in Invesco PowerShares QQQ fund	0.2	—	0.2
Net flows in institutional money market funds	2.8	2.8	—
Total net flows	2.4	2.6	(0.2)
Market gains and losses/reinvestment	13.0	10.5	2.5
Foreign currency translation	8.1	8.1	—
June 30, 2017	$858.3	$701.7	$156.6

Average AUM	$849.2	$692.4	$156.8
Gross revenue yield on AUM(a)	59.7bps	69.5bps	16.6bps
Net revenue yield on AUM(b)	42.7bps	48.6bps	16.6bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2017	$834.8	$552.1	$282.7
Long-term inflows	42.3	34.4	7.9
Long-term outflows	(42.9)	(33.0)	(9.9)
Long-term net flows	(0.6)	1.4	(2.0)
Net flows in Invesco PowerShares QQQ fund	0.2	0.2	—
Net flows in institutional money market funds	2.8	—	2.8
Total net flows	2.4	1.6	0.8
Market gains and losses/reinvestment	13.0	12.0	1.0
Foreign currency translation	8.1	6.7	1.4
June 30, 2017	$858.3	$572.4	$285.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
March 31, 2017	$834.8	$381.8	$203.8	$48.9	$73.1	$127.2
Long-term inflows	42.3	19.0	10.9	3.6	1.0	7.8
Long-term outflows	(42.9)	(24.6)	(8.8)	(2.1)	(0.9)	(6.5)
Long-term net flows	(0.6)	(5.6)	2.1	1.5	0.1	1.3
Net flows in Invesco PowerShares QQQ fund	0.2	0.2	—	—	—	—
Net flows in institutional money market funds	2.8	—	—	—	2.8	—
Total net flows	2.4	(5.4)	2.1	1.5	2.9	1.3
Market gains and losses/reinvestment	13.0	10.9	2.0	0.2	—	(0.1)
Foreign currency translation	8.1	3.9	1.0	1.6	0.1	1.5
June 30, 2017	$858.3	$391.2	$208.9	$52.2	$76.1	$129.9

Average AUM	$849.2	$388.8	$207.2	$50.8	$73.8	$128.6

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2017	$834.8	$550.0	$23.9	$101.0	$77.6	$82.3
Long-term inflows	42.3	22.5	1.1	4.0	9.8	4.9
Long-term outflows	(42.9)	(25.3)	(1.0)	(5.1)	(5.8)	(5.7)
Long-term net flows	(0.6)	(2.8)	0.1	(1.1)	4.0	(0.8)
Net flows in Invesco PowerShares QQQ fund	0.2	0.2	—	—	—	—
Net flows in institutional money market funds	2.8	3.6	—	(1.8)	(0.1)	1.1
Total net flows	2.4	1.0	0.1	(2.9)	3.9	0.3
Market gains and losses/reinvestment	13.0	8.1	0.1	2.2	1.5	1.1
Foreign currency translation	8.1	0.1	0.7	3.5	3.6	0.2
June 30, 2017	$858.3	$559.2	$24.8	$103.8	$86.6	$83.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	June 30, 2017		June 30, 2016		% Change
Beginning Assets	$812.9		$775.6		4.8%
Long-term inflows	91.4		88.6		3.2%
Long-term outflows	(90.2)		(85.4)		5.6%
Long-term net flows	1.2		3.2		(62.5)%
Net flows in Invesco PowerShares QQQ fund	1.2		(6.4)		N/A
Net flows in institutional money market funds	(5.3)		5.8		N/A
Total net flows	(2.9)		2.6		N/A
Market gains and losses/reinvestment	36.1		7.7		368.8%
Acquisitions/dispositions, net	—		(1.2)		(100.0)%
Foreign currency translation	12.2		(5.1)		N/A
Ending Assets	$858.3		$779.6		10.1%

Average long-term AUM	$723.6		$665.5		8.7%
Average AUM	$839.5		$766.0		9.6%

Gross revenue yield on AUM(a)	58.9	bps	61.7	bps
Gross revenue yield on AUM before performance fees(a)	58.2	bps	61.1	bps
Net revenue yield on AUM(b)	42.2	bps	43.7	bps
Net revenue yield on AUM before performance fees(b)	41.4	bps	43.1	bps

(in billions)	Total AUM	Active(e)	Passive(e)
December 31, 2016	$812.9	$668.5	$144.4
Long-term inflows	91.4	71.0	20.4
Long-term outflows	(90.2)	(71.7)	(18.5)
Long-term net flows	1.2	(0.7)	1.9
Net flows in Invesco PowerShares QQQ fund	1.2	—	1.2
Net flows in institutional money market funds	(5.3)	(5.3)	—
Total net flows	(2.9)	(6.0)	3.1
Market gains and losses/reinvestment	36.1	27.1	9.0
Foreign currency translation	12.2	12.1	0.1
June 30, 2017	$858.3	$701.7	$156.6

Average AUM	$839.5	$685.4	$154.1
Gross revenue yield on AUM(a)	58.9bps	68.5bps	16.6bps
Net revenue yield on AUM(b)	42.2bps	48.0bps	16.6bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2016	$812.9	$526.5	$286.4
Long-term inflows	91.4	74.0	17.4
Long-term outflows	(90.2)	(70.8)	(19.4)
Long-term net flows	1.2	3.2	(2.0)
Net flows in Invesco PowerShares QQQ fund	1.2	1.2	—
Net flows in institutional money market funds	(5.3)	—	(5.3)
Total net flows	(2.9)	4.4	(7.3)
Market gains and losses/reinvestment	36.1	32.4	3.7
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	12.2	9.1	3.1
June 30, 2017	$858.3	$572.4	$285.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2016	$812.9	$364.1	$201.7	$46.8	$78.3	$122.0
Long-term inflows	91.4	40.5	23.6	6.3	1.8	19.2
Long-term outflows	(90.2)	(51.1)	(19.0)	(4.3)	(1.8)	(14.0)
Long-term net flows	1.2	(10.6)	4.6	2.0	—	5.2
Net flows in Invesco PowerShares QQQ fund	1.2	1.2	—	—	—	—
Net flows in institutional money market funds	(5.3)	—	—	—	(5.3)	—
Total net flows	(2.9)	(9.4)	4.6	2.0	(5.3)	5.2
Market gains and losses/reinvestment	36.1	31.1	3.7	1.5	—	(0.2)
Transfers / reclassifications(f)	—	—	(3.0)	—	3.0	—
Foreign currency translation	12.2	5.4	1.9	1.9	0.1	2.9
June 30, 2017	$858.3	$391.2	$208.9	$52.2	$76.1	$129.9

Average AUM	$839.5	$382.8	$204.7	$49.5	$75.6	$126.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2016	$812.9	$539.5	$23.1	$98.2	$72.1	$80.0
Long-term inflows	91.4	50.3	2.2	8.1	18.1	12.7
Long-term outflows	(90.2)	(52.2)	(2.3)	(11.0)	(12.4)	(12.3)
Long-term net flows	1.2	(1.9)	(0.1)	(2.9)	5.7	0.4
Net flows in Invesco PowerShares QQQ fund	1.2	1.2	—	—	—	—
Net flows in institutional money market funds	(5.3)	(3.6)	—	(1.5)	0.5	(0.7)
Total net flows	(2.9)	(4.3)	(0.1)	(4.4)	6.2	(0.3)
Market gains and losses/reinvestment	36.1	23.9	1.0	5.5	3.8	1.9
Foreign currency translation	12.2	0.1	0.8	4.5	4.5	2.3
June 30, 2017	$858.3	$559.2	$24.8	$103.8	$86.6	$83.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q2-17		Q1-17		% Change	Q2-16
Beginning Assets	$154.3		$144.4		6.9%	$131.1
Long-term inflows	8.6		11.8		(27.1)%	12.3
Long-term outflows	(9.0)		(9.5)		(5.3)%	(7.8)
Long-term net flows	(0.4)		2.3		N/A	4.5
Net flows in Invesco PowerShares QQQ fund	0.2		1.0		(80.0)%	(3.8)
Net flows in institutional money market funds	—		—		N/A	0.1
Total net flows	(0.2)		3.3		N/A	0.8
Market gains and losses/reinvestment	2.5		6.5		(61.5)%	1.5
Acquisitions/dispositions, net	—		—		N/A	—
Foreign currency translation	—		0.1		(100.0)%	0.1
Ending Assets	$156.6		$154.3		1.5%	$133.5

Average long-term AUM	$106.8		$106.7		0.1%	$95.1
Average AUM	$156.8		$151.4		3.6%	$131.7

Gross revenue yield on AUM(a)	16.6	bps	16.6	bps		14.6	bps
Gross revenue yield on AUM before performance fees(a)	16.6	bps	16.6	bps		14.6	bps
Net revenue yield on AUM(b)	16.6	bps	16.6	bps		14.6	bps
Net revenue yield on AUM before performance fees(b)	16.6	bps	16.6	bps		14.6	bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2017	$154.3	$138.5	$15.8
Long-term inflows	8.6	8.5	0.1
Long-term outflows	(9.0)	(8.4)	(0.6)
Long-term net flows	(0.4)	0.1	(0.5)
Net flows in Invesco PowerShares QQQ fund	0.2	0.2	—
Net flows in institutional money market funds	—	—	—
Total net flows	(0.2)	0.3	(0.5)
Market gains and losses/reinvestment	2.5	2.7	(0.2)
Foreign currency translation	—	—	—
June 30, 2017	$156.6	$141.5	$15.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
March 31, 2017	$154.3	$101.2	$45.1	$—	$—	$8.0
Long-term inflows	8.6	5.7	2.5	—	—	0.4
Long-term outflows	(9.0)	(6.4)	(1.1)	—	—	(1.5)
Long-term net flows	(0.4)	(0.7)	1.4	—	—	(1.1)
Net flows in Invesco PowerShares QQQ fund	0.2	0.2	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(0.2)	(0.5)	1.4	—	—	(1.1)
Market gains and losses/reinvestment	2.5	2.8	—	—	—	(0.3)
Foreign currency translation	—	—	—	—	—	—
June 30, 2017	$156.6	$103.5	$46.5	$—	$—	$6.6

Average AUM	$156.8	$103.5	$46.2	$—	$—	$7.1

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2017	$154.3	$150.2	$0.5	$—	$2.0	$1.6
Long-term inflows	8.6	8.2	0.1	—	0.3	—
Long-term outflows	(9.0)	(8.2)	—	—	(0.3)	(0.5)
Long-term net flows	(0.4)	—	0.1	—	—	(0.5)
Net flows in Invesco PowerShares QQQ fund	0.2	0.2	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	(0.2)	0.2	0.1	—	—	(0.5)
Market gains and losses/reinvestment	2.5	2.4	—	—	0.1	—
Foreign currency translation	—	—	—	—	—	—
June 30, 2017	$156.6	$152.8	$0.6	$—	$2.1	$1.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	June 30, 2017		June 30, 2016		% Change
Beginning Assets	$144.4		$139.1		3.8%
Long-term inflows	20.4		22.2		(8.1)%
Long-term outflows	(18.5)		(19.5)		(5.1)%
Long-term net flows	1.9		2.7		(29.6)%
Net flows in Invesco PowerShares QQQ fund	1.2		(6.4)		N/A
Net flows in institutional money market funds	—		(0.2)		(100.0)%
Total net flows	3.1		(3.9)		N/A
Market gains and losses/reinvestment	9.0		1.3		592.3%
Acquisitions/dispositions, net	—		(3.2)		(100.0)%
Foreign currency translation	0.1		0.2		(50.0)%
Ending Assets	$156.6		$133.5		17.3%

Average long-term AUM	$106.8		$92.2		15.8%
Average AUM	$154.1		$129.3		19.2%

Gross revenue yield on AUM(a)	16.6	bps	14.2	bps
Gross revenue yield on AUM before performance fees(a)	16.6	bps	14.2	bps
Net revenue yield on AUM(b)	16.6	bps	14.2	bps
Net revenue yield on AUM before performance fees(b)	16.6	bps	14.2	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2016	$144.4	$128.8	$15.6
Long-term inflows	20.4	18.9	1.5
Long-term outflows	(18.5)	(16.8)	(1.7)
Long-term net flows	1.9	2.1	(0.2)
Net flows in Invesco PowerShares QQQ fund	1.2	1.2	—
Net flows in institutional money market funds	—	—	—
Total net flows	3.1	3.3	(0.2)
Market gains and losses/reinvestment	9.0	9.4	(0.4)
Acquisitions/dispositions, net	—	—	—
Foreign currency translation	0.1	—	0.1
June 30, 2017	$156.6	$141.5	$15.1

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2016	$144.4	$93.5	$41.7	$—	$—	$9.2
Long-term inflows	20.4	12.5	6.8	—	—	1.1
Long-term outflows	(18.5)	(13.1)	(2.3)	—	—	(3.1)
Long-term net flows	1.9	(0.6)	4.5	—	—	(2.0)
Net flows in Invesco PowerShares QQQ fund	1.2	1.2	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	3.1	0.6	4.5	—	—	(2.0)
Market gains and losses/reinvestment	9.0	9.4	0.3	—	—	(0.7)
Foreign currency translation	0.1	—	—	—	—	0.1
June 30, 2017	$156.6	$103.5	$46.5	$—	$—	$6.6

Average AUM	$154.1	$100.7	$45.3	$—	$—	$8.1

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e) (continued)

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2016	$144.4	$139.9	$0.5	$—	$1.9	$2.1
Long-term inflows	20.4	19.9	0.1	—	0.4	—
Long-term outflows	(18.5)	(16.9)	—	—	(0.4)	(1.2)
Long-term net flows	1.9	3.0	0.1	—	—	(1.2)
Net flows in Invesco PowerShares QQQ fund	1.2	1.2	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	3.1	4.2	0.1	—	—	(1.2)
Market gains and losses/reinvestment	9.0	8.7	—	—	0.2	0.1
Foreign currency translation	0.1	—	—	—	—	0.1
June 30, 2017	$156.6	$152.8	$0.6	$—	$2.1	$1.1

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the second quarter for our JVs in China was $8.1 billion (first quarter: $8.4 billion; second quarter 2016: $8.6 billion). For year to date, our share of the average AUM for our JVs in China in the six months ended June 30, 2017 was $8.2 billion (six months ended June 30, 2016: $8.1 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 through 10 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(d)    Long-term AUM excludes institutional money market AUM and Invesco PowerShares QQQ AUM. Ending AUM as of June 30, 2017 includes $71.7 billion in institutional money market AUM and $49.8 billion in Invesco PowerShares QQQ AUM. (March 31, 2017: $65.2 billion and $47.8 billion, respectively; June 30, 2016: $63.1 billion and $34.8 billion, respectively).
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    In January 2017 the company reclassified $3.0 billion of certain AUM previously classified in fixed income to money market.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	29%	—%	5%	32%	—%	5%
	U.S. Growth	72%	41%	87%	58%	37%	87%
	U.S. Value	58%	58%	87%	51%	57%	87%
	Sector	80%	13%	13%	81%	9%	17%
	U.K.	11%	100%	100%	12%	85%	71%
	Canadian	88%	33%	39%	65%	10%	33%
	Asian	49%	85%	90%	45%	72%	89%
	Continental European	65%	99%	100%	54%	71%	89%
	Global	51%	53%	73%	52%	72%	84%
	Global Ex U.S. and Emerging Markets	5%	25%	91%	4%	3%	9%
Fixed Income
	Money Market	99%	99%	68%	98%	98%	98%
	U.S. Fixed Income	66%	90%	90%	72%	87%	83%
	Global Fixed Income	85%	51%	80%	74%	39%	85%
	Stable Value	100%	100%	100%	100%	100%	100%
Other
	Alternatives	83%	76%	64%	74%	86%	49%
	Balanced	81%	45%	48%	68%	92%	89%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 59%, 58%, and 56% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 71%, 68%, and 64% of total Invesco AUM, respectively, as of June 30, 2017. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IA, Russell, Mercer, eVestment Alliance, SITCA, Value Research) and are asset-weighted in U.S. Dollars. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each Global Investment Performance Standard (GIPS) composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts, fund-of-funds with component funds managed by Invesco, stable value building block funds, and Collateralized Debt Obligations (CDOs). Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.